EXHIBIT 23B

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1997, which appears on Page 13 of the 1996 Annual Report to Shareholders of Stein Mart, Inc., which is incorporated by reference in Stein Mart, Inc.'s Annual Report on Form 10-K for the year ended December 28, 1996.



   Price Waterhouse LLP

   Certified Public Accountants
   Orlando, Florida

   May 27, 1997